Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-1 (No. 333-267936), Form S-3 (No. 333-282731 and 333-285145), and Form S-8 (No. 333-278693, 333-271272 and 333-268403) of Rumble Inc. (the “Company”), of our report dated March 25, 2025, relating to the consolidated financial statements of the Company, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2024.

/s/ Moss Adams LLP

Seattle, Washington

March 25, 2025